(Exhibit 99.1)

Press Release

For Further Information:

Kraton Polymers LLC

Analyst: Stephen E. Tremblay (281) 504-4760

Media: Richard A. Ott (281) 504-4720

Polymer Holdings Files Registration Statement for

Initial Public Offering of Common Stock

HOUSTON, TX (October 1, 2009) – Polymer Holdings LLC (the “Company”), the parent company of Kraton Polymers LLC, announced today that it has filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission relating to the proposed initial public offering of its common stock. Polymer Holdings LLC intends to reorganize into a Delaware corporation on or prior to the closing of the offering, which will be named Kraton Performance Polymers, Inc.

Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Oppenheimer & Co. Inc. will be the bookrunning managers of the offering.

The Company expects to use the net proceeds of the offering to repay a portion of its senior secured credit facility and the remaining net proceeds for general corporate purposes, including to fund capital expenditures.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering will be made only by means of a prospectus. When available, copies of the preliminary prospectus relating to the offering may be obtained from: Credit Suisse Securities (USA) LLC, Attn: Credit Suisse Prospectus Department, One Madison Avenue, New York, NY 10010, Phone: 1-800-221-1037; Merrill Lynch, Pierce, Fenner & Smith Incorporated, Attn: Prospectus Department, 4 World Financial Center, New York, NY 10080; Morgan Stanley & Co. Incorporated, Attn: Prospectus Department, 180 Varick Street, New York, NY 10014 or prospectus@morganstanley.com; or Oppenheimer & Co. Inc. Attn: Syndicate Prospectus Department, 300 Madison Ave., 4th Floor, New York, New York 10017, Phone (212) 667-8563, Fax (212) 667-6141, or EquityProspectus@opco.com;

About Polymer Holdings

Polymer Holdings LLC, through its operating subsidiary Kraton Polymers LLC, is a leading global producer of engineered polymers and, we believe, the world’s largest producer of styrenic block copolymers (SBCs), a family of products whose chemistry was pioneered by us over forty years ago. SBCs are highly-engineered thermoplastic elastomers which enhance the performance of numerous products by delivering a variety of attributes, including greater flexibility, resilience, strength, durability and processability. Our polymers are used in a wide range of applications, including adhesives, coatings, consumer and personal care products, sealants and lubricants, and medical, packaging, automotive, paving, roofing and footwear products. We have production facilities located in the United States, Germany, France, The Netherlands, Brazil and Japan.

Certain statements herein are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events, and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including, but not limited to, a downturn in overall economic conditions or changes in levels of consumer spending or preferences, failure of the Company’s suppliers to perform their obligations, limited availability or increases in prices of raw materials, the Company’s substantial level of indebtedness, competitive pressures in the specialty chemicals industry, and other factors which are set forth in the Company’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on October 1, 2009. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.